EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 45 to Registration Statement No. 33-64872 on Form N-1A of our reports dated May 15, 2009 relating to the financial statements and financial highlights of American Century Capital Portfolios, Inc., including Equity Income Fund, Equity Index Fund, Large Company Value Fund, Mid Cap Value Fund, NT Large Company Value Fund, NT Mid Cap Value Fund, Real Estate Fund, Small Cap Value Fund and Value Fund, appearing in the Annual Report on Form N-CSR of American Century Capital Portfolios, Inc. for the year ended March 31, 2009, and to the references to us under the headings “Financial Highlights” in the Prospectuses, and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are parts of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Kansas City, Missouri

February 4, 2010